BIOSPECIFICS TECHNOLOGIES CORP.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Adopted on December 4, 2006
Revised June 17, 2009

1.	Purpose of the Audit Committee

1.1.

The purpose of the Audit Committee (the “Committee”) of BioSpecifics Technologies Corp. (the “Company”) is to represent and assist the board of directors (the “Board”) in overseeing and monitoring (1) the integrity of the financial statements of the Company; (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s registered public accounting firm (the “Independent Auditors”); (4) the performance of the Company’s Independent Auditors and any internal audit functions and (5) the business practices and ethical standards of the Company.

1.2.

The Committee is also responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s Independent Auditors and (b) the preparation of the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

1.3.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the Independent Auditor.

1.4.

The Audit Committee serves a board level oversight role where it oversees the relationship with the Independent Auditor, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the Independent Auditors, taking into account the information it receives, discussions with the Independent Auditor, and the experience of the Audit Committee's members in business, financial and accounting matters.

2.	Committee Membership

The Committee shall be comprised of at least three directors determined by the Board. All members of the Committee must each be independent. To be considered independent, each Committee member must meet the independence requirements of the Sarbanes-Oxley Act of 2002 (SOX) and the rules and regulations of the Commission as well as any applicable securities exchange or market requirements. Each member shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee.

3.	Committee Composition/Compensation

3.1.

The members of the Committee shall be nominated and elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of all of the Committee members.

3.2.

Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Committee may serve on the audit committee of more than two other public companies.

3.3.

No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

4.	Meetings

4.1.

The Committee shall meet at least four times annually or more frequently as circumstances dictate or as the Committee or its Chair deem advisable. Attendance by at least two of the three members of the Committee at any meeting shall constitute a quorum and shall be sufficient for the taking of any action before the Committee.

4.2.

The Committee shall meet in executive session with the Independent Auditor, the principal financial officer and management at least annually and at the time the Company reviews the financial statements with the Independent Auditor.

4.3.

The Committee will cause adequate minutes of all its proceedings to be kept, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

4.4.

The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Delaware.

4.5.

The Chairman of the Committee is to be notified directly by the principal financial officer and the Independent Auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, may warrant follow-up by the Committee.

5.	Authority

5.1.

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

	5.2.	The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

6.	Responsibilities

The Audit Committee:

	6.1.	is directly responsible for the appointment, replacement, compensation, and oversight of the work of the Independent Auditor. The Independent Auditor shall report directly to the Committee.

6.2.

obtains and reviews annually a report by the Independent Auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

6.3.

reviews and discusses with the Independent Auditor the written statement from the Independent Auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

6.4.

establishes policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the Independent Auditor.

6.5.

reviews and discusses with the Independent Auditor: (a) its audit plans, and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the Independent Auditor's procedures with respect to interim periods.

6.6.

reviews and discusses reports from the Independent Auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Independent Auditor, and (c) other material written communications between the Independent Auditor and management.

6.7.

reviews and discusses with the Independent Auditor the Independent Auditor's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such further matters as the Independent Auditors present the Committee under generally accepted auditing standards.

6.8.

discusses with management and the Independent Auditor quarterly earnings press releases, including the interim financial information and Business Outlook included therein, reviews the year-end audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, if deemed appropriate, recommends to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the year.

6.9.

reviews and discusses with management and the Independent Auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the Independent Auditors.

6.10.	reviews and discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.11.	reviews and approves or disapproves related-party transactions.

6.12.

reviews and discusses with management, the Independent Auditor, and the Company's principal financial officer: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the Independent Auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

6.13.

reviews annually with the principal financial officer the scope of the internal audit program, and reviews annually the performance of both the internal audit staff and the Independent Auditor in executing their plans and meeting their objectives.

6.14.	reviews matters related to the corporate compliance activities of the Company.

6.15.

establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.16.	establishes policies for the hiring of employees and former employees of the Independent Auditor.

6.17.	publishes the report of the Committee required by the rules of the Commission to be included in the Company's annual proxy statement.

6.18.	when appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

6.19.	will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommends any changes to the full Board.